Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated September 22, 2005 and the	September 11, 2006
Product Supplement dated June 7, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this free writing prospectus are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

Issuer:	Barclays Bank PLC

Issue date:	September 29, 2006

Initial valuation date:	September 22, 2006

Final valuation date:	September 21, 2007

Maturity date:	September 28, 2007

Initial price:	Closing price of the Linked Share on the initial valuation date.

Final price:	Closing price of the Linked Share on the final valuation date.

Protection price:	The protection level multiplied by the initial price.

Interest payment dates:	Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing in the month following the issue date.

Initial public offering price:	100%

Tax allocation of coupon rate:

Deposit income:	[●]%

Put premium:	The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share:

Linked Share	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Percentage Proceeds to Issuer		Aggregate Proceeds to Issuer		Percentage Discount or Commission		Aggregate Discount or Commission		Note Issuance #	CUSIP/ ISIN
Toll Brothers, Inc.	FWP-5	TOL	TBD	13.75%	75.00%	[●]	%	$	[●]	[●]	%	$	[●]	E-107	06739F ER 8/ US06739FER82
Pacific Ethanol, Inc.	FWP-7	PEIX	TBD	13.50%	60.00%	[●]	%	$	[●]	[●]	%	$	[●]	E-108	06739F ES 6/ US06739FES65
Intel Corporation	FWP-9	INTC	TBD	9.00%	80.00%	[●]	%	$	[●]	[●]	%	$	[●]	E-109	06739F ET 4/ US06739FET49
The Home Depot, Inc.	FWP-11	HD	TBD	9.00%	85.00%	[●]	%	$	[●]	[●]	%	$	[●]	E-110	06739F EU 1/ US06739FEU12
Sony Kabushiki Kaisha	FWP-13	SNE	TBD	9.00%	80.00%	[●]	%	$	[●]	[●]	%	$	[●]	E-111	06739F EV 9/ US06739FEV94

See “ Risk Factors” in this free writing prospectus and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus, a related prospectus supplement and a related product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in the registration statement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm. Alternatively, Barclays Bank PLC, any agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 (extension 1101).

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final

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price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or another date as specified in the applicable pricing supplement or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website

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maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

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Toll Brothers, Inc.

According to publicly available information, Toll Brothers, Inc. (the “Company”) engages in the development, construction, financing, and sale of residential homes. It builds single-family detached and attached home communities, and master planned communities. The Company’s operations include development, architectural, engineering, mortgage, title, security monitoring, cable television, broadband Internet access, landscaping, lumber distribution, house component assembly, and manufacturing operations, as well as operation of golf courses and country clubs. It converts existing rental apartment buildings into, high-, mid-, and low-rise luxury homes. The Company serves move-up, active-adult, and second-home home buyers.

The Linked Share’s SEC file number is 001-09186.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$11.31	$8.08	$9.63
June 29, 2001	$9.88	$7.59	$9.83
September 28, 2001	$11.04	$6.47	$7.42
December 31, 2001	$11.48	$7.08	$10.98
March 29, 2002	$13.50	$10.18	$12.46
June 28, 2002	$15.90	$12.10	$14.65
September 30, 2002	$15.30	$9.93	$10.87
December 31, 2002	$11.66	$8.88	$10.10
March 31, 2003	$10.96	$8.82	$9.65
June 30, 2003	$16.07	$9.46	$14.16
September 30, 2003	$15.78	$12.83	$15.21
December 31, 2003	$21.50	$15.05	$19.88
March 31, 2004	$24.15	$17.70	$22.72
June 30, 2004	$22.96	$18.15	$21.16
September 30, 2004	$24.02	$18.55	$23.17
December 31, 2004	$34.48	$20.62	$34.31
March 31, 2005	$45.60	$32.63	$39.43
June 30, 2005	$53.73	$36.05	$50.78
September 30, 2005	$58.67	$41.08	$44.67
December 31, 2005	$44.71	$33.03	$34.64
March 31, 2006	$39.98	$28.70	$34.63
June 30, 2006	$35.87	$25.10	$25.57
July 3, 2006 to September 8, 2006*	$28.48	$22.22	$26.11

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 8, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	TOL
Initial Price:	$27.00
Protection Level:	75%
Protection Price:	$20.25
Physical Delivery Amount:	37
Physical Calculation:	$1000/Initial Price
Fractional Shares:	0.037037
Coupon:	13.75%
Maturity:	September 28, 2007
Dividend Yield:	0.00%
Coupon amount per month:	$11.46

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.75%		100.00%
+ 90%	13.75%		90.00%
+ 80%	13.75%		80.00%
+ 70%	13.75%		70.00%
+ 60%	13.75%		60.00%
+ 50%	13.75%		50.00%
+ 40%	13.75%		40.00%
+ 30%	13.75%		30.00%
+ 20%	13.75%		20.00%
+ 10%	13.75%		10.00%
+ 5%	13.75%		5.00%
0%	13.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	13.75%	8.75%	–5.00%
– 10%	13.75%	3.75%	–10.00%
– 20%	13.75%	–6.25%	–20.00%
– 30%	N/A	–16.25%	–30.00%
– 40%	N/A	–26.25%	–40.00%
– 50%	N/A	–36.25%	–50.00%
– 60%	N/A	–46.25%	–60.00%
– 70%	N/A	–56.25%	–70.00%
– 80%	N/A	–66.25%	–80.00%
– 90%	N/A	–76.25%	–90.00%
–100%	N/A	–86.25%	–100.00%

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Pacific Ethanol, Inc.

According to publicly available information, Pacific Ethanol, Inc. (the “Company”) markets and sells renewable fuels through Kinergy Marketing, LLC, the Company’s wholly owned subsidiary. The Company provides transportation, storage and delivery of ethanol through third-party service providers. It sells ethanol primarily in California, Nevada, Arizona, Washington and Oregon and has customer relationships throughout the Western United States and supplier relationships throughout the Western and Midwestern United States. In addition, the Company engages in the identification and development of other renewable fuel technologies, such as cellulose-based ethanol production and bio-diesel.

The Linked Share’s SEC file number is 000-21467.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$5.47	$1.56	$3.59
June 29, 2001	$7.75	$2.80	$6.50
September 28, 2001	$9.45	$3.40	$5.85
December 31, 2001	$9.80	$4.80	$6.30
March 29, 2002	$10.50	$6.05	$7.50
June 28, 2002	$8.00	$3.75	$4.40
September 30, 2002	$5.75	$3.50	$3.80
December 31, 2002	$4.20	$1.45	$1.55
March 31, 2003	$6.00	$1.10	$2.80
June 30, 2003	$2.90	$1.75	$1.85
September 30, 2003	$3.35	$1.65	$2.70
December 31, 2003	$4.45	$2.20	$2.35
March 31, 2004	$2.87	$1.54	$1.99
June 30, 2004	$6.34	$1.58	$4.91
September 30, 2004	$5.96	$4.15	$5.41
December 31, 2004	$6.75	$4.26	$5.93
March 31, 2005	$11.00	$5.30	$10.03
June 30, 2005	$13.50	$7.06	$9.97
September 30, 2005	$11.50	$7.35	$10.32
December 31, 2005	$13.78	$7.71	$10.82
March 31, 2006	$23.70	$9.95	$21.59
June 30, 2006	$44.50	$20.01	$23.12
July 3, 2006 to September 8, 2006*	$26.85	$14.58	$16.28

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 8, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	PEIX
Initial Price:	$16.00
Protection Level:	60%
Protection Price:	$9.60
Physical Delivery Amount:	62
Physical Calculation:	$1000/Initial Price
Fractional Shares:	0.5
Coupon:	13.50%
Maturity:	September 28, 2007
Dividend Yield:	0.00%
Coupon amount per month:	$11.25

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.50%		100.00%
+ 90%	13.50%		90.00%
+ 80%	13.50%		80.00%
+ 70%	13.50%		70.00%
+ 60%	13.50%		60.00%
+ 50%	13.50%		50.00%
+ 40%	13.50%		40.00%
+ 30%	13.50%		30.00%
+ 20%	13.50%		20.00%
+ 10%	13.50%		10.00%
+ 5%	13.50%		5.00%
0%	13.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
– 5%	13.50%	8.50%	–5.00%
– 10%	13.50%	3.50%	–10.00%
– 20%	13.50%	–6.50%	–20.00%
– 30%	13.50%	–16.50%	–30.00%
– 40%	N/A	–26.50%	–40.00%
– 50%	N/A	–36.50%	–50.00%
– 60%	N/A	–46.50%	–60.00%
– 70%	N/A	–56.50%	–70.00%
– 80%	N/A	–66.50%	–80.00%
– 90%	N/A	–76.50%	–90.00%
–100%	N/A	–86.50%	–100.00%

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Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker, developing integrated digital technology platforms for the computing and communications industries. The Company’s products include microprocessors; chipsets; motherboards; flash memory; wired and wireless connectivity products; communications infrastructure components, including network processors; application and cellular baseband processors; and products for networked storage. The company’s customers include original equipment and design manufacturers, PC and network communications products users, and industrial and communications equipment manufacturers. It offers its products through its sales force and distributors in the Asia-Pacific, Europe, the Americas, and Japan.

The Linked Share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$38.59	$24.56	$26.31
June 29, 2001	$32.57	$22.25	$29.25
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$13.67	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.81
September 30, 2003	$29.38	$20.51	$27.52
December 31, 2003	$34.51	$27.81	$32.05
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$28.00	$21.94	$26.02
September 30, 2005	$28.84	$23.80	$24.65
December 31, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$19.00
July 3, 2006 to September 8, 2006	$20.02	$16.84	$19.45

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 8, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	INTC
Initial Price:	$19.00
Protection Level:	80%
Protection Price:	$15.20
Physical Delivery Amount:	52
Physical Calculation:	$1000/Initial Price
Fractional Shares:	0.631579
Coupon:	9.00%
Maturity:	September 28, 2007
Dividend Yield:	1.95%
Coupon amount per month:	$7.50

FWP-9

Table of Hypothetical Values at Maturity

1-Year Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.00%	101.95%
+ 90%	9.00%	91.95%
+ 80%	9.00%	81.95%
+ 70%	9.00%	71.95%
+ 60%	9.00%	61.95%
+ 50%	9.00%	51.95%
+ 40%	9.00%	41.95%
+ 30%	9.00%	31.95%
+ 20%	9.00%	21.95%
+ 10%	9.00%	11.95%
+ 5%	9.00%	6.95%
0%	9.00%	1.95%

	Protection Price Ever Breached?
	NO	YES
– 5%	9.00%	4.00%	– 3.05%
– 10%	9.00%	– 1.00%	– 8.05%
– 20%	9.00%	–11.00%	–18.05%
– 30%	N/A	–21.00%	–28.05%
– 40%	N/A	–31.00%	–38.05%
– 50%	N/A	–41.00%	–48.05%
– 60%	N/A	–51.00%	–58.05%
– 70%	N/A	–61.00%	–68.05%
– 80%	N/A	–71.00%	–78.05%
– 90%	N/A	–81.00%	–88.05%
–100%	N/A	–91.00%	–98.05%

FWP-10

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer. The Company’s stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. As of the end of fiscal 2005, the Company had 1,984 stores located throughout the U.S. (including the territories of Puerto Rico and the Virgin Islands), Canada and Mexico. In addition to retail stores, the Company’s business includes Home Depot Supply, which distributes products and sells installation services primarily to professional business contractors, businesses and municipalities. In January 2006, the Company entered into a definitive merger agreement to acquire Hughes Supply, a leading distributor of construction, repair and maintenance products, for aggregate consideration of approximately $3.5 billion.

The Linked Share’s SEC file number is 001-8207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$52.50	$38.11	$43.10
June 29, 2001	$53.73	$40.05	$46.55
September 28, 2001	$50.90	$30.30	$38.37
December 31, 2001	$52.04	$37.10	$51.01
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.32	$23.01	$24.02
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.72	$23.98	$33.12
September 30, 2003	$34.99	$30.10	$31.85
December 31, 2003	$37.89	$31.93	$35.49
March 31, 2004	$37.65	$34.70	$37.36
June 30, 2004	$37.84	$32.34	$35.20
September 30, 2004	$39.73	$32.39	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.27	$37.44	$38.24
June 30, 2005	$40.93	$34.56	$38.90
September 30, 2005	$43.98	$37.14	$38.14
December 31, 2005	$43.30	$37.48	$40.48
March 31, 2006	$43.95	$38.50	$42.30
June 30, 2006	$42.93	$35.63	$35.79
July 3, 2006 to September 8, 2006*	$35.98	$32.85	$34.28

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 8, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	HD
Initial Price:	$35.00
Protection Level:	85%
Protection Price:	$29.75
Physical Delivery Amount:	28
Physical Calculation:	$1000/Initial Price
Fractional Shares:	0.571429
Coupon:	9.00%
Maturity:	September 28, 2007
Dividend Yield:	1.57%
Coupon amount per month:	$7.50

FWP-11

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		101.57%
+ 90%	9.00%		91.57%
+ 80%	9.00%		81.57%
+ 70%	9.00%		71.57%
+ 60%	9.00%		61.57%
+ 50%	9.00%		51.57%
+ 40%	9.00%		41.57%
+ 30%	9.00%		31.57%
+ 20%	9.00%		21.57%
+ 10%	9.00%		11.57%
+ 5%	9.00%		6.57%
0%	9.00%		1.57%

	Protection Price Ever Breached?
	NO	YES
– 5%	9.00%	4.00%	– 3.43%
– 10%	9.00%	– 1.00%	– 8.43%
– 20%	N/A	–11.00%	–18.43%
– 30%	N/A	–21.00%	–28.43%
– 40%	N/A	–31.00%	–38.43%
– 50%	N/A	–41.00%	–48.43%
– 60%	N/A	–51.00%	–58.43%
– 70%	N/A	–61.00%	–68.43%
– 80%	N/A	–71.00%	–78.43%
– 90%	N/A	–81.00%	–88.43%
–100%	N/A	–91.00%	–98.43%

FWP-12

Sony Kabushiki Kaisha

According to publicly available information, Sony Kabushiki Kaisha (the “Company”) and its subsidiaries engage in the development, design, manufacture, and sale of electronic equipment, instruments, and devices for consumer and industrial markets worldwide. The Company operates in six segments: Electronics, Game, Music, Pictures, Financial Services, and Other. In addition, the Company provides repair and servicing functions through its service centers, factories, authorized independent service centers, authorized servicing dealers, and its subsidiaries. The Company was established in 1946 as Tokyo Tsushin Kogyo Kabushiki Kaisha and changed its name to Sony Corporation in 1958. Sony is headquartered in Tokyo, Japan.

The Linked Share’s SEC file number is 001-6439.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$78.38	$65.40	$72.25
June 29, 2001	$85.75	$65.15	$65.80
September 28, 2001	$66.00	$33.02	$33.20
December 31, 2001	$50.25	$32.80	$45.10
March 29, 2002	$57.10	$40.60	$51.70
June 28, 2002	$59.95	$47.91	$53.10
September 30, 2002	$53.49	$40.20	$41.10
December 31, 2002	$45.84	$39.79	$41.31
March 31, 2003	$43.40	$34.85	$35.13
June 30, 2003	$35.82	$23.16	$28.00
September 30, 2003	$38.30	$28.33	$34.80
December 31, 2003	$38.04	$32.42	$34.67
March 31, 2004	$42.81	$34.81	$41.81
June 30, 2004	$43.67	$33.95	$38.05
September 30, 2004	$38.50	$32.35	$34.39
December 31, 2004	$39.20	$33.77	$38.96
March 31, 2005	$41.81	$36.26	$40.02
June 30, 2005	$40.79	$34.38	$34.44
September 30, 2005	$36.74	$32.38	$33.19
December 31, 2005	$41.30	$31.80	$40.80
March 31, 2006	$51.16	$40.90	$46.07
June 30, 2006	$52.29	$40.67	$44.04
July 3, 2006 to September 8, 2006*	$46.40	$39.30	$42.53

*	High, low and closing prices are for the period starting July 3, 2006 and ending September 8, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	SNE
Initial Price:	$42.00
Protection Level:	80.00%
Protection Price:	$33.60
Physical Delivery Amount:	23
Physical Calculation:	$1000/Initial Price
Fractional Shares:	0.809524
Coupon:	9.00%
Maturity:	September 28, 2007
Dividend Yield:	0.51%
Coupon amount per month:	$7.50

FWP-13

Table of Hypothetical Values at Maturity

	1–Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.51%
+ 90%	9.00%		90.51%
+ 80%	9.00%		80.51%
+ 70%	9.00%		70.51%
+ 60%	9.00%		60.51%
+ 50%	9.00%		50.51%
+ 40%	9.00%		40.51%
+ 30%	9.00%		30.51%
+ 20%	9.00%		20.51%
+ 10%	9.00%		10.51%
+ 5%	9.00%		5.51%
0%	9.00%		0.51%

	Protection Price Ever Breached?
	NO	YES
– 5%	9.00%	4.00%	– 4.49%
– 10%	9.00%	– 1.00%	– 9.49%
– 20%	9.00%	–11.00%	–19.49%
– 30%	N/A	–21.00%	–29.49%
– 40%	N/A	–31.00%	–39.49%
– 50%	N/A	–41.00%	–49.49%
– 60%	N/A	–51.00%	–59.49%
– 70%	N/A	–61.00%	–69.49%
– 80%	N/A	–71.00%	–79.49%
– 90%	N/A	–81.00%	–89.49%
–100%	N/A	–91.00%	–99.49%

FWP–14